Exhibit 24.1
POWERS OF ATTORNEY
          We, the undersigned directors of the Registrant, hereby severally constitute and appoint Ronald E. Kuykendall our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the Amended and Restated CN Bancorp, Inc. Stock Option Plan, including specifically, but not limited to, power and authority to sign for us in our names in our capacities as directors and, as applicable, as members of the plan administrative committee, the registration statement and any all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person and/or persons shall do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ John Chirtea	Director	July 30, 2007
John Chirtea

/s/ Mark E. Friis Mark E. Friis	Director	July 30, 2007

/s/ Susan D. Goff Susan D. Goff	Director	July 30, 2007

/s/ Marshall H. Groom Marshall H. Groom	Director	July 30, 2007

/s/ Solomon Graham Solomon Graham	Director	July 30, 2007

/s/ Gilbert L. Hardesty Gilbert L. Hardesty	Director	July 30, 2007

/s/ Hunter R. Hollar Hunter R. Hollar	Director	July 30, 2007

/s/ Pamela A. Little Pamela A. Little	Director	July 30, 2007

/s/ Charles F. Mess Charles F. Mess	Director	July 30, 2007

/s/ Robert L. Orndorff, Jr. Robert L. Orndorff, Jr.	Director	July 30, 2007

/s/ David E. Rippeon David E. Rippeon	Director	July 30, 2007

Signature	Title	Date

/s/ Craig A. Ruppert Craig A. Ruppert	Director	July 30, 2007

/s/ Lewis R. Schumann Lewis R. Schumann	Director	July 30, 2007

/s/ W. Drew Stabler W. Drew Stabler	Chairman	July 30, 2007

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